Registration No. 333-90410

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                 CRIIMI MAE INC.
             (Exact Name of Registrant as Specified in Its Charter)

     Maryland                 11200 Rockville Pike               52-1622022
 (State or Other            Rockville Maryland 20852          (I.R.S. Employer
 Jurisdiction of             (Address of Principal           Identification No.)
Incorporation or               Executive Offices,
  Organization)               Including Zip Code)

                            2001 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               ------------------

                                Richard Dansereau
                                    President
                              11200 Rockville Pike
                            Rockville, Maryland 20852

                     (Name and Address of Agent For Service)

                                 (301) 816-2300
          (Telephone Number, Including Area Code, of Agent For Service)

                                ----------------

                                   Copies to:

                             Allan R. Williams, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036

                          DEREGISTRATION OF SECURITIES

     CRIIMI MAE Inc., a Maryland corporation (the "Company"), hereby deregisters all of the shares of the Company's common stock, par value $.01 per share (the "Common Stock") previously registered under its Registration Statement on Form S-8 (File No. 333-90410) and remaining unsold as of the date this Post-Effective Amendment No. 1 is filed. As a result of its merger with Cadim W.F. Co., a wholly owned subsidiary of Cadim White Flint Co., the Company is no longer offering Common Stock under the 2001 Stock Incentive Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, State of Maryland on this 15th day of March, 2006.

                                        CRIIMI MAE INC.

                                        By: /s/ Line Lefebvre
                                           -----------------------------------
                                              Name:  Line Lefebvre
                                              Title: Director & Vice-President

                                        By: /s/ Marc Boudreau
                                           -----------------------------------
                                              Name:  Marc Boudreau
                                              Title: Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities on this 15th day of March, 2006.

                                        By: /s/ Richard Dansereau
                                           -----------------------------------
                                              Name:  Richard Dansereau
                                              Title: President
                                                     [Principal executive
                                                     officer]

                                        By: /s/ Line Lefebvre
                                           -----------------------------------
                                              Name:  Line Lefebvre
                                              Title: Vice-President
                                                     [Principal financial
                                                     officer]

                                        By: /s/ Serge Pard
                                            ----------------------------------
                                              Name:  Serge Pard
                                              Title: Treasurer
                                                     [Principal accounting
                                                     officer][Controller]

     The following constitute all of the members of the Board of Directors.

                                        By: /s/ Line Lefebvre
                                           -----------------------------------
                                              Name:  Line Lefebvre
                                              Title: Director

                                        By: /s/ Marc Boudreau
                                           -----------------------------------
                                              Name:  Marc Boudreau
                                              Title: Director

                                        By:/s/ Charles Spekta
                                           -----------------------------------
                                              Name:  Charles Spekta
                                              Title: Director